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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of our report dated February 28, 2014 (May 30, 2014 as to Note 7) relating to the financial statements of Fantex, Inc. (a development stage entity) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to Fantex, Inc. being in the development stage) and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
San Francisco, CA
May 30, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM